Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of January 11, 2007, by and among Alteon Inc., a Delaware corporation (“Alteon”), HaptoGuard, Inc., a Delaware corporation (“HaptoGuard”) (Alteon and HaptoGuard sometimes referred to as “Debtor”), and Baker Bros Advisors, LLC, as Collateral Agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to a Convertible Note and Warrant Purchase Agreement, dated the date hereof, between Alteon and the Collateral Agent (the “Purchase Agreement”), Alteon has agreed to issue to the Collateral Agent and the Collateral Agent has agreed to purchase from Alteon certain of Alteon’s Convertible Secured Notes (the “Notes”), and warrants to purchase shares of Alteon’s Common Stock, $0.01 par value per share as described in the Purchase Agreement.

WHEREAS, in order to induce the Lenders (as defined in the Purchase Agreement) to purchase the Notes, each Debtor has agreed to execute and deliver to the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) that certain Security Agreement dated the date hereof for the benefit of the Collateral Agent and the Secured Parties in which each Debtor has, among other things, granted to the Collateral Agent a security interest in the Collateral (as defined in the Security Agreement) including a security interest in the all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application referred to in Schedule I hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit (collectively the “Patent Collateral”) and all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, without limitation: (i) the registrations and applications referred to in Schedule II, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit (collectively, the “Trademark Collateral” and together with the Patent Collateral the “IP Collateral.”to secure the payment and performance of all of the Obligations (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Collateral Agent agree as follows:

1. Each Debtor hereby grants to the Collateral Agent, for the benefit of the Collateral Agent, a continuing security interest in (i) all of such Debtor’s right, title and interest in and to the IP Collateral, (ii) the right (but not the obligation) to sue or bring like proceedings in the name of such Debtor or in the name of the Collateral Agent for past, present and future infringements of the IP Collateral and (iii) all rights (but not obligations) corresponding thereto in the United States and any foreign country. Each Debtor hereby further acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

2. All notices, demands, consents, statements, requests, approvals or other communications which are permitted or required to be given by either party to the other hereunder shall be in writing and shall be given as provided in Section 11 of the Purchase Agreement.

3. This Agreement cannot be modified, changed or discharged except by an agreement in writing signed by each Debtor and the Collateral Agent.

4. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

5. This Agreement is subject in all respects to the Security Agreement, the terms of which are incorporated herein by this reference.

6. The security interests created hereunder and under the Security Agreement in the IP Collateral shall cease and be released in accordance with the terms of the Security Agreement and the Purchase Agreement.

7. If any provision hereof conflicts with any provision of the Security Agreement, the terms of the Security Agreement shall control to the extent of such inconsistency.

8. Each Debtor and the Collateral Agent hereby request that the Commissioner of Patents and Trademarks record this Agreement with respect to the applicable IP Collateral.

9. Authorization to Supplement. If any Debtor shall obtain rights to any additional patent application, patent, trademark or trademark application or for any reissue, division, or continuation, of any patent or trademark, the provisions of this Agreement shall automatically apply thereto. Each Debtor shall give prompt notice in writing to Collateral Agent with respect to any such new patent rights. Without limiting the Debtors’ obligations under this Section 9, Debtor authorizes Collateral Agent unilaterally to modify this Agreement by amending Schedules I and II respectively to include any such new patent rights or trademark rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule I or II shall in any way affect, invalidate or detract from Collateral Agent's continuing security interest in all Collateral, whether or not listed on Schedule I or II.

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IN WITNESS WHEREOF, each Debtor and Collateral Agent have caused this Intellectual Property Security Agreement to be duly executed and delivered as of the day and year first above written.

DEBTORS:

ALTEON INC.

By: _/s/ Noah Berkowitz____________________
Name: Noah Berkowitz
Title: President and Chief Executive Officer

HAPTOGUARD, INC.

By: _/s/ Noah Berkowitz____________________
Name: Noah Berkowitz
Title: President

COLLATERAL AGENT:

BAKER BROS. ADVISORS, LLC

By: _/s/ Felix Baker___________________
Name: Felix Baker, Ph.D.
Title: Managing Member

SCHEDULE I

PATENTS AND PATENT APPLICATIONS

See Attached.

SCHEDULE II

TRADEMARKS AND TRADEMARK APPLICATIONS

See Attached.